UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

2700 West Front Street
Statesville, North Carolina	28677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-873-7202

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	KEQU	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 2, 2026 (the “Signing Date”), Kewaunee Scientific Corporation (the “Company”) entered into a Securities Purchase Agreement, dated as of the Signing Date (the “Purchase Agreement”), by and among the Company, NYCOM, Inc. (“NYCOM”), and the seller parties set forth on the signature pages thereto (collectively, the “Seller Parties”), pursuant to which the Company agreed to acquire NYCOM, subject to the terms and conditions of the Purchase Agreement (the “Transaction”).

The Purchase Agreement contains customary representations and warranties of the Company, NYCOM, and the Seller Parties, as well as customary indemnification provisions and post-closing covenants. The representations and warranties are insured pursuant to a Company-side representation and warranty insurance policy (the “RWI Policy”), subject to standard exceptions and limitations, obtained by the Company in connection with the Transaction. Recovery under the RWI Policy is the Company’s sole recourse for breaches of representations and warranties by NYCOM or the Seller Parties, other than with respect to fraud, pre-closing tax matters, and for breaches of fundamental representations.

Pursuant to the terms of the Purchase Agreement, the Company agreed to purchase all of the outstanding equity interests of NYCOM, which will convert to Nycom, LLC, a Delaware limited liability company, prior to the Closing, from a newly formed Delaware holding company (the “Seller”) that will be the sole owner of the outstanding equity interests of NYCOM immediately prior to the closing of the Transaction (the “Closing”), for an aggregate purchase price of $55,000,000 (the “Purchase Price”), subject to certain adjustments based on NYCOM’s adjusted EBITDA and customary adjustments for debt, cash, transaction expenses, net working capital, and adjustments for the CSI Credit Amount and CSI Payoff Amount, in each case as further described in the Purchase Agreement. In the event that the target adjusted EBITDA set forth in the Purchase Agreement exceeds NYCOM’s adjusted EBITDA (such excess multiplied by five, the “Recapture Amount”), the Seller shall have the opportunity to recover the Recapture Amount if NYCOM’s adjusted EBITDA in 2027 meets or exceeds $9,300,000. $1,000,000 of the Purchase Price will be held in an escrow account to satisfy amounts payable to the Seller or the Company, as applicable, pursuant to the post-Closing true-up mechanisms provided for in the Purchase Agreement.

Subject to the applicable purchase price adjustments, $30,000,000 of the Purchase Price will be paid in cash at the Closing, including $1,000,000 to be deposited in escrow, which cash will be funded, in part, through debt financing expected to be provided to the Company by PNC Bank, National Association. $20,000,000 of the Purchase Price payable at Closing will be funded pursuant to a subordinated seller note, subject to certain adjustments based on NYCOM’s adjusted EBITDA held by the Seller. The remainder of the Purchase Price payable at Closing will be paid by the issuance to the Seller of shares of the Company’s common stock (“Common Stock”) with a value of $5,000,000, as calculated in accordance with the terms of the Purchase Agreement and subject to a 12-month lock-up agreement.

In connection with the Closing, the Company will enter into an employment agreement with Jonathan G. Nystrom which provides for his service as an Executive Vice President of the Company following the Closing and through an initial five-year employment term, subject to extension or early termination. In addition, in connection with the Closing, Jonathan F. Nystrom will be appointed as a member of the Company’s Board of Directors. The applicable Seller Parties will be subject to customary post-Closing non-competition and non-solicitation covenants, and the Seller Parties will be subject to customary post-Closing confidentiality covenants. At or promptly following the Closing, the Company and certain key employees of NYCOM will enter into retention restricted stock agreements providing for the issuance of shares of Common Stock cliff-vesting on the second anniversary of the applicable grant date, subject to continued employment.

Either the Company or the Seller may terminate the Purchase Agreement if the Closing does not occur by the outside date of March 31, 2027 or due to an uncured material breach, and also if NYCOM’s estimated adjusted EBITDA (as calculated in accordance with the terms of the Purchase Agreement) is below $8,000,000, subject, in the case of a termination by the Seller on that ground, to the Company’s election to proceed as further described in the Purchase Agreement.

The foregoing summary of the Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement filed as Exhibit 2.1 of this Current Report on Form 8-K, and which is incorporated by reference into this Item 1.01.

The Purchase Agreement has been included in this Current Report on Form 8-K to provide information regarding its terms. Except for the status of the Purchase Agreement as the contractual document that establishes and governs the respective legal relations among the parties thereto with respect to the Transaction, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties thereto. The representations, warranties, covenants and agreements made by the parties to the Purchase Agreement are made as of specific dates and are qualified and limited, including by information in disclosure schedules that the parties exchanged in connection with the execution of the Purchase Agreement. Moreover, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. Representations and warranties may be used as a tool to allocate risks among the parties to the Purchase Agreement, including where the parties do not have complete knowledge of all underlying relevant facts. Accordingly, the Purchase Agreement is included with this filing only to provide information regarding its terms, and not to provide any other factual information regarding the parties thereto, their respective affiliates or their respective businesses. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company set forth in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings that the Company makes with the Securities and Exchange Commission.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On the Signing Date, the Company issued a press release announcing the entrance into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

On the Signing Date, the Company issued a shareholder letter announcing the entrance into the Purchase Agreement. A copy of the shareholder letter is attached hereto as Exhibit 99.2.

The information under Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.

2.1	Securities Purchase Agreement, dated as of November 2, 2026, by and among Kewaunee Scientific Corporation, NYCOM, Inc., and the seller parties set forth on the signature pages thereto.*

99.1	Press Release dated November 2, 2026.

99.2	Shareholder Letter dated November 2, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules (and similar attachments) to the Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant) Kewaunee Scientific Corporation

Date: November 2, 2026	/s/ Donald T. Gardner III
Donald T. Gardner III
Vice President, Finance and Chief Financial Officer